Exhibit 5.1

[Miles & Stockbridge P.C. Letterhead]

June 22, 2010

Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 104
Columbia, Maryland  21046

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Fortress International Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 950,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), all of which may be issued from time to time under the Fortress International Group, Inc. 2006 Omnibus Incentive Compensation Plan, as amended (the “Plan”), pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed today with the Securities and Exchange Commission.

We have examined the Registration Statement and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion.  Based on that examination, it is our opinion that the shares of the Common Stock being registered pursuant to the Registration Statement (the “Shares”), when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.

In giving our opinion, we are assuming that, at the time of issuance of the Shares, the Company will have a sufficient number of authorized but unissued shares of the Common Stock for the issuance.  We are also assuming that (i) issuance of the Shares will not conflict with or violate any provisions of the certificate of incorporation of the Company in effect at the time of issuance, and (ii) granting of awards and corresponding issuance of the Shares will be authorized by the Compensation Committee of the board of directors of the Company pursuant to and in accordance with the terms of the Plan.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware.  The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Registration Statement as Exhibit 5 thereto.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal